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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004 relating to the financial statements, which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
October 18, 2004